Exhibit 3 (i)

CERTIFICATE OF INCORPORATION

-of-

MAY'S FURS & READY-TO-WEAR, INC.

Pursuant to Article Two of the Stock Corporation Law.

The undersigned, for the purpose of forming a corporation pursuant to Article Two of the Stock Corporation Law of the State of New York, certify:-

FIRST: The name of the corporation shall be MAY'S FURS & READY-TO-WEAR, INC.

SECOND: The purposes for which it is to be formed are as follows:-

1. To carry on the trade or business of manufacturing, producing, preparing, importing, exporting, buying, selling and otherwise dealing in furs, cloaks, suits, skirts, dresses, lingerie and all kinds of articles of wearing apparel which may be conveniently or advantageously handled in conjunction with the business aforesaid.

2. To buy and sell, at wholesale and retail, export and import and otherwise deal in furs, dry goods, notions, hosiery, lingerie, cloaks, suits, skirts, dresses and other ladies' wearing apparel.

3. To purchase, sell, import, export and deal in furs, woolens, cottons, silks and fabrics of all kinds, and in all materials used in the manufacture of cloaks, skirts, suits, dresses, lingerie, fur coats and other articles made of fur, and also other articles of wearing apparel.

4. To conduct a general wholesale and/or retail business for the purchase and sale of furs, fur coats, cloaks, suits, skirts, dresses, lingerie and all kinds of wearing apparel.

5. To acquire, purchase, mortgage, lease and rent real property, improved and unimproved, which may be necessary for the proper conduct of the business of the company.

6. To borrow money with or without pledge or mortgage on any or all of its property, real or personal, as security, and so far as necessary for its business, to loan and advance money on mortgages on personal or real property, or on both of them.

7. And the corporation shall have power to make and carry out any contract, and do any act, and exercise any power a copartnership or individual person could lawfully and rightfully do and exercise, so far as may be necessary and proper for carrying out the purposes for which this corporation is organized.

THIRD: The amount of the capital stock of the

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corporation shall be seventy thousand ($70,000.00) dollars, to consist of seven hundred (700) shares, of the par value of one hundred ($100.00) dollars each.

FOURTH: The principal office of the corporation shall be located in the County of Kings, City and State of New York.

FIFTH: The duration of said corporation shall be perpetual.

SIXTH: The number of directors shall be four (4).

SEVENTH: The names and post-office addresses of the directors until the first annual meeting of the stockholders are as follows:-

NAME	POST-OFFICE ADDRESS
JOE WEINSTEIN,	1158-43rd Street, Brooklyn, New York.
SOLOMON FELDMAN,	3001 West 24th Street, Coney Island, New York.
ESTHER FELDMAN,	3001 West 24th Street, Coney Island, New York.
ISIDORE HAMMER,	2838 West 25th Street, Coney Island, New York.

EIGHTH: The names and post-office addresses of the subscribers of this certificate of incorporation, and a statement of the number of shares which each agrees to take in the corporation, are as follows:-

NAME	POST-OFFICE ADDRESS	NO. OF SHARES
JOE WEINSTEIN,	1158-43rd Street, Brooklyn, New York	1
SOLOMON FELDMAN,	3001 West 24th Street, *Coney Island, N.Y.*	1
~~[illegible]~~	~~[illegible]~~	~~XX~~
ISIDORE HAMMER,	2838 West 25th Street, Coney Island, N.Y.	1

NINTH: That all of the subscribers of this certificate are of full age; that at least two-thirds of them are

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citizens of the United States; that all of them are residents of the State of New York, and that at least one of the persons named as a director, is a citizen of the United States and a resident of the State of New York.

TENTH: The meetings of the Board of Directors shall be held only within the State of New York.

~~XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX~~

IN WITNESS WHEREOF, the undersigned have made and subscribed this certificate of incorporation in triplicate, this 29th day of June, 1927.

_________________ L.S.
Solomon Feldman L.S.
J. Weinstein L.S.
Isidor Hammer L.S.

STATE: CITY AND COUNTY OF NEW YORK: SS:

On this 29th day of June, 1927, before me personally came JOE WEINSTEIN, SOLOMON FELDMAN, ~~XXXXXXXXXXXXXXXXXXXXXXXXXXXXX~~ to me known to be the persons described in and who executed the foregoing certificate of incorporation, and they thereupon severally duly acknowledged to me that they executed the same for the uses and purposes therein described.

Jos. Rubin
Com. of Deeds
N.Y. City
N.Y. Co. Clks #77
Exp. Mar. 8/27

~~M. A. Bassell~~
~~MARTIN A. BASSELL~~
~~NOTARY PUBLIC, Kings County~~
~~Certificate filed in New York Co.~~
~~Term Expires March 30, 19~~

STATE: CITY AND COUNTY OF NEW YORK: SS:

On this 30th day of June, 1927, before me personally came ~~XXXXXXXXXXXXXXXXXX~~ ISIDORE HAMMER, to me known to be the person described in and who executed the foregoing certificate of incorporation, and he thereupon ~~severally~~ duly acknowledged to me that he executed the same for the uses and purposes therein described.

M. A. Bassell
MARTIN A. BASSELL
NOTARY PUBLIC, Kings County
Certificate filed in New York Co.
Term Expires March 30, 19

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62

CERTIFICATE OF INCORPORATION

-of-

MAY'S FURS & READY-TO-WEAR, INC.

Pursuant to Article Two of the Stock Corporation Law.

STATE OF NEW YORK
DEPARTMENT OF STATE
FILED JUL 6 1927
TAX $5
NO FEE
Robert Moses
SECRETARY OF STATE
CASHIER

LEVINSON & FEINSOD,
11 Park Place,
New York City.

Exhibit 3(i)

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

J. W. MAYS, INC.

Pursuant to Section 36 of the Stock Corporation Law

* * * * *

WE, MAX L. SHULMAN and DANIEL FELDSTEIN, being respectively the President of J. W. MAYS, INC., and the Secretary thereof, hereby certify:

1. The name of the corporation is J. W. MAYS, INC. The corporation was originally incorporated as MAY'S FURS & READY-TO-WEAR, INC.

2. The Certificate of Incorporation was filed in the office of the Secretary of State of New York on July 6, 1927.

3. The Certificate of Incorporation as amended, as presently in force and effect, provides in Article "SIXTH" thereof that the number of directors shall be not less than three (3) nor more than nine (9) in number.

4. Pursuant to authorization contained in subdivision 2 of Section 35 of the Stock Corporation Law, the Certificate of Incorporation as amended is hereby further amended to provide that the number of directors shall be not less than three (3) nor more than eleven (11) in number, and Article "SIXTH" of the Certificate of Incorporation is hereby amended to read as follows:

> "SIXTH: The number of directors of the corporation shall be not less than three (3) nor more than eleven (11)."

IN WITNESS WHEREOF, we have made, subscribed and acknowledged this Certificate this 24th day of November, 1959.

Max L. Shulman, President

Daniel Feldstein, Secretary

STATE OF NEW YORK)
) SS.:
COUNTY OF KINGS)

On this 24th day of November, 1959, before me personally came MAX L. SHULMAN and DANIEL FELDSTEIN, to me known and known to me to be the individuals described in, and who executed the foregoing instrument, and they severally duly acknowledged to me that they executed the same.

(signature)
Notary Public

ALEX SLOBODIN, NOTARY PUBLIC
State of New York No. 03-9044050
Qualified in Bronx Co.
Cert. filed in New York & Kings County
Term Expires March 30, 1960

STATE OF NEW YORK)
) SS.:
COUNTY OF KINGS)

MAX L. SHULMAN and DANIEL FELDSTEIN, being duly sworn, depose and say, and each for himself, deposes and says, that he, Max L. Shulman, is the President of J. W. MAYS, INC., and that he, Daniel Feldstein, is the Secretary thereof; that they have been duly authorized to execute and file the foregoing Certificate of Amendment by the votes, cast in person or by proxy, of the holders of record of a majority of the outstanding shares of said corporation entitled to vote at the Stockholders' Meeting at which such votes were cast, with relation to the proceedings provided for in the Certificate; that neither the Certificate of Incorporation nor any other certificate filed pursuant to law requires a larger proportion of votes; that such votes were cast in person or by proxy at a Stockholders' Meeting held at 510 Fulton Street, in the Borough of Brooklyn, City of New York, on the 24th day of November, 1959, at 10 o'clock A. M., upon notice pursuant to Section Forty-Five of the Stock Corporation Law.

Max L. Shulman

Daniel Feldstein

Subscribed and sworn to
before me this 24th day of
November, 1959.

Notary Public
ALEX SLOBODIN, NOTARY PUBLIC
State of New York No. 03-9044050
Qualified in Bronx Co.
Cert. filed in New York & Kings County
Term Expires March 30, 1960

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CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

J. W. MAYS, INC.

Pursuant to Section 36 of the Stock Corporation Law

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KAYE, SCHOLER, FIERMAN, HAYS & HANDLER
425 PARK AVENUE
NEW YORK 22, N. Y.